BUSINESS                                                            Exhibit 99.1

     On April 20, 1998, D.R. Horton, Inc. ("Horton") acquired Continental Homes Holding Corp. ("Continental"), a geographically diversified homebuilder, through the merger of Continental into Horton (the "Merger"). In the Merger, Horton issued approximately 15.5 million shares of its common stock, and Continental's outstanding convertible securities and options became convertible into or exercisable for an additional approximately 8.7 million shares. The Merger has been accounted for as a pooling of interests. Accordingly, Horton's financial information for prior periods has been restated to show the combined results of Horton and Continental. In the description of business that follows, the business of Continental has been combined with Horton as though Continental had been a part of Horton throughout the periods described. The combination of Horton and Continental described is referred to as the "Company".

     The Company is engaged primarily in the construction and sale of single-family homes in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest, and West regions of the United States. The Company offers high-quality homes, designed principally for the entry-level and move-up market segments. The Company's homes generally range in size from 1,000 to 5,000 square feet and range in price from $80,000 to $600,000. For the year ended September 30, 1997, the Company closed homes with an average sales price approximating $152,600. Historically, Horton has attempted to position itself as a custom builder, whereas certain recent acquisitions have been more volume building oriented.

     The Company is one of the most geographically diversified homebuilders in the United States, with operating divisions in 21 states and 36 markets as of March 31, 1998. These markets include: Albuquerque, Atlanta, Austin, Birmingham, Charleston, S.C., Charlotte, Chicago, Cincinnati, Dallas/Fort Worth, Denver, Greensboro, Greenville, Hilton Head, S.C., Houston, Jacksonville, Kansas City, Las Vegas, Los Angeles, Minneapolis/St. Paul, Myrtle Beach, S.C., Nashville, New Jersey, Newport News, Orlando, Pensacola, Phoenix, Raleigh/Durham, Richmond, Salt Lake City, San Antonio, San Diego, South Florida, St. Louis, Tucson, Suburban Washington, D.C. and Wilmington, N.C.

     Horton was incorporated in Delaware on July 1, 1991, to acquire all of the assets and businesses of 25 predecessor companies, which were residential home construction and development companies owned or controlled by Donald R. Horton.

     The Company's principal executive offices are located at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, and its telephone number is (817) 856-8200.

Operating Strategy

     The Company believes that there are several important elements to its operating strategy which have enabled it to achieve consistent growth and profitability. The following are important elements of this strategy:

     Geographic Diversification. From 1978 to late 1987, the Company's homebuilding activities were conducted exclusively in the Dallas/Fort Worth area. The Company then instituted a policy of diversifying geographically, entering the following markets in the years indicated:



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


         Year Entered         Markets
         ------------         -------
         1987. . . . . . . . .Phoenix
         1988. . . . . . . . .Atlanta, Orlando
         1989. . . . . . . . .Charlotte
         1990. . . . . . . . .Houston
         1991. . . . . . . . .Suburban Washington D.C.
         1992. . . . . . . . .Chicago, Cincinnati, Raleigh/Durham, South Florida
         1993. . . . . . . . .Austin, Los Angeles, Salt Lake City, San Diego
         1994. . . . . . . . .Minneapolis/St.  Paul,  Kansas  City,  Las  Vegas,
                                San Antonio
         1995. . . . . . . . .Birmingham, Denver, Greensboro, St. Louis
         1996. . . . . . . . .Albuquerque, Pensacola
         1997. . . . . . . . .Greenville S.C., Nashville, New Jersey, Tucson
         1998. . . . . . . . .Charleston,   Hilton  Head,  Jacksonville,  Myrtle
                                Beach, Newport News, Richmond, Wilmington

     The Company continually monitors the sales and margins achieved in each of the subdivisions in which it operates as part of an overall evaluation of the employment of its capital. While the Company believes there are significant growth opportunities in its existing markets, it intends to continue its policy of diversification by seeking to enter new markets. The Company believes that its diversification strategy mitigates the effects of local and regional economic cycles and enhances its growth potential. Typically, the Company will not invest material amounts in real estate, including raw land, developed lots, models and speculative homes, or overhead in start-up operations in new markets until such markets demonstrate significant growth potential and acceptance of the Company and its products.

     Acquisitions. As an integral component of the Company's operational strategy of continued expansion, the Company continually evaluates opportunities for strategic acquisitions. The Company believes that expansion of its operations through the acquisition of existing homebuilding companies affords it several benefits not found in start-up operations. Such benefits include established land positions and inventories; existing relationships with land owners, developers, subcontractors and suppliers; brand name recognition; and proven product acceptance by homebuyers in the market. In evaluating potential acquisition candidates, the Company seeks homebuilding companies that have an excellent reputation, a track record of profitability and a strong management team with an entrepreneurial orientation. The Company has limited the risks associated with acquiring a going concern by conducting extensive operational, financial and legal due diligence on each acquisition and by only acquiring homebuilding companies that the Company believes should have an immediate positive impact on the Company's earnings.

     Including  the  Merger,  the  Company  has  acquired  twelve   homebuilding
companies since 1994:

Acquired        Entities Acquired                   Markets
--------        -----------------                   -------
January 1994    Aspen Homes                         San Antonio

April 1994      Joe Miller Homes, Inc. and          Minneapolis/St. Paul
                  Argus Development, Inc.

November 1994   Heftler Realty Co.                  South Florida

July 1995       Arappco, Inc.                       Greensboro

September 1995  Regency Development, Inc.           Birmingham



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


June 1996       Westchester Homes                   Dallas

October 1996    "Trimark" Communities, L.L.C.       Denver

December 1996   "SGS" Communities, Inc.             New Jersey

February 1997   The "Torrey" Group                  Atlanta, Charlotte,
                  and Raleigh/Durham                  Greenville S.C.,

February 1998   C. Richard Dobson Builders, Inc.    Charleston, Charlotte,
                                                      Greensboro, Greenville,
                                                      Hilton Head, Jacksonville,
                                                      Myrtle Beach, Newport
                                                      News, Raleigh, Richmond,
                                                      Wilmington

April 1998      Continental Homes Holding Corp.     Phoenix, Austin, California,
                                                      Dallas, Denver, Miami,
                                                      San Antonio

May 1998        Mareli Development & Construction   Louisville, Kentucky
                  Company, LLC

     In both existing and new markets, the Company anticipates that it will continue to evaluate potential future acquisition opportunities that satisfy its acquisition criteria.

     The Company made three acquisitions during fiscal 1997. In October, 1996, the Company completed the acquisition of the principal assets (approximately $7.6 million, primarily inventories) of Trimark for $7.0 million in cash and the assumption of approximately $1.0 million in trade accounts and notes payable associated with the acquired assets. In December, 1996, the Company purchased the principal assets (approximately $19.5 million, primarily inventories) of SGS for $10.6 million in cash and the assumption of $10.1 million in accounts and notes payable associated with the acquired assets. In February, 1997, the Company completed the acquisition of all the outstanding capital stock of the entities comprising Torrey and purchased assets from affiliated entities. The Company paid consideration consisting of $37.6 million in cash, 844,444 newly issued, restricted shares of the Company's common stock, valued at $9.2 million, and assumed $90.0 million in accounts and notes payable.

     Decentralized Operations. The Company's homebuilding activities are decentralized to give more operating flexibility to its local division managers. The Company's homebuilding activities are conducted through 42 operating divisions, some of which are in the same general market area. Generally, each operating division consists of a vice president, an office manager and staff, a sales manager who oversees sales people, and a construction manager who oversees construction supervisors. The Company believes that division managers, who are intimately familiar with local conditions, make better decisions regarding local operations than do the centralized, corporate management teams who make such decisions for many of its competitors. Each operating division is responsible for preliminary site selection, negotiation of option or similar contracts, and overseeing land development activities. Site selection and lot acquisition typically involve a feasibility study by the operating division, including soil and environmental reviews, a review of existing zoning and other governmental requirements, and a review of the need for and extent of offsite work and additional lot preparation required to meet local building codes. Each operating division also plans its homebuilding schedule, selects the building plans and architectural scheme for its subdivisions, obtains all necessary building approvals, and develops a marketing plan for its homes. Division managers receive performance bonuses based upon achieving targeted operating levels in their operating divisions.

     Corporate office controls. The Company's corporate office controls key risk elements of the Company through centralized financing, cash management, risk management, accounting and management reporting, payment of subcontractor invoices, administration of payroll and employee benefits, and oversite and responsibility for final approval of all land and lot acquisitions and inventory levels.

     Cost Management. The Company strives to control its overhead costs by centralizing its administrative and accounting functions and by limiting the number of field administrative personnel and middle level management positions. The Company also attempts to minimize advertising costs by participating in promotional activities, publications and newsletters sponsored by local real estate brokers, mortgage companies, utility companies and trade associations, and, in certain instances, by positioning its subdivisions in conspicuous locations that permit it to take advantage of local traffic patterns.

     The Company attempts to control construction costs through the efficient design of its homes and by obtaining favorable pricing from certain subcontractors and national vendors based on the high volume of services they perform for the Company. The Company's management information systems, including the purchase order system, also assist in controlling construction costs by allowing corporate and division management to monitor expenditures on a home-by-home basis. In addition, the Company's management information systems allow the Company to monitor its inventory composition and levels, thereby controlling capital and overhead costs.

Markets

     The Company's homebuilding activities are conducted in five geographic regions, comprised of the following markets:

     Geographic Region                          Markets
     -----------------                          -------
     Mid-Atlantic . . . . . Charleston,  Charlotte, Greensboro, Greenville S.C.,
                            Hilton Head and Myrtle Beach, S.C., New Jersey, Newport News, Raleigh/Durham, Richmond, Suburban Washington, D.C. and Wilmington, N.C.
     Midwest. . . . . . . . Chicago,   Cincinnati,   Kansas  City,  Minneapolis/
                            St. Paul, St. Louis
     Southeast. . . . . . . Atlanta,   Birmingham,   Jacksonville,    Nashville,
                            Orlando, Pensacola, South Florida
     Southwest. . . . . . . Albuquerque,  Austin,   Dallas/Fort Worth,  Houston,
                            Phoenix, San Antonio, Tucson
     West . . . . . . . . . Denver,  Las  Vegas,  Los  Angeles,  Salt Lake City,
                            San Diego

     The Company's operations in each of its markets differ based on a number of market-specific factors. These factors include regional economic conditions and job growth, land availability and the local land development process, consumer tastes, competition from other builders of new homes and secondary home sales activity. The Company considers each of these factors when entering new markets or conducting operations in existing markets.

     Homebuilding revenues for the Company by geographic region are:


                                                              Six Months Ended
                             Year Ended September 30,             March 31,
                        --------------------------------    --------------------
                          1995        1996        1997        1997        1998
                        --------    --------    --------    --------    --------
                                             (In millions)

 Mid-Atlantic.......    $  113.3    $  116.4    $  180.5    $   57.5    $  120.5
 Midwest............        69.9        88.5        95.9        41.1        45.2
 Southeast..........        67.9       115.2       246.5        89.4       156.9
 Southwest..........       221.7       624.4       694.2       317.6       366.7
 West...............       390.0       191.8       350.4       149.4       178.2
                        --------    --------    --------    --------    --------
   Total............    $  862.8    $1,136.3    $1,567.5    $  655.0    $  867.5
                        ========    ========    ========    ========    ========

Land Policies

     Typically, land acquired by the Company is purchased only after necessary entitlements have been obtained so that the Company has the right to begin development or construction. Before it acquires tracts of land, the Company will, among other things, complete a feasibility study, which includes soil tests, independent environmental studies and other engineering work, and determine that all necessary zoning and other governmental entitlements required to develop and use the property for home construction have been acquired. The largest parcel the Company owns is a 670 acre property in Carlsbad, CA, which is under development and when completed will have approximately 1,600 homesites. The Company plans to build homes on a portion of these lots and to sell the remainder to other homebuilders. Historically, Horton has relied on lot option contracts to secure the major portion of its lots, and Continental has developed most of its lots itself. At March 31, 1998, about 71% of the Company's total lot position of 46,769 lots was being or had been developed by the Company. Although the Company purchases land and engages in land development activities primarily to support its own homebuilding activities, lots and land are occasionally sold to other developers and homebuilders. Additionally, the Company expects to continue to use lot option and similar contracts to secure developed lots.

A summary of the Company's land/lot positions at March 31, 1998 is:

   Finished lots owned by the Company....................................  8,055
   Lots under development owned by the Company........................... 25,332
                                                                          ------
    Total lots owned..................................................... 33,387
   Lots available under lot option and similar contracts................. 13,382
                                                                          ------
    Total land/lot position...............................................46,769
                                                                          ======

     The Company also seeks to limit its exposure to real estate inventory risks by (i) generally commencing construction of homes under contract only after receipt of a satisfactory down payment and, where applicable, the buyer's receipt of mortgage approval; (ii) limiting the number of speculative homes (homes started without an executed sales contract) built in each subdivision; and, (iii) closely monitoring local market and demographic trends, housing preferences and related economic developments, such as new job opportunities, local growth initiatives and personal income trends.

Construction

     The Company's home designs are prepared by architects in each of the Company's markets to appeal to local tastes and preferences of the community. Optional interior and exterior features also are offered by the Company to enhance the basic home design and to promote the Company's sales efforts.

     Substantially all of the Company's construction work is performed by subcontractors. The Company's construction supervisors monitor the construction of each home, participate in material design and building decisions, coordinate the activities of subcontractors and suppliers, subject the work of subcontractors to quality and cost controls and monitor compliance with zoning and building codes. Subcontractors typically are retained for a specific subdivision pursuant to a contract that obligates the subcontractor to complete construction at a fixed price. Agreements with the Company's subcontractors and suppliers generally are negotiated for each subdivision. The Company competes with other homebuilders for qualified subcontractors, raw materials and lots in the markets where it operates.

     Construction   time  for  the  Company's  homes  depends  on  the  weather, availability of labor, materials and supplies, and other factors. The Company typically completes the construction of a home within four months.

     The Company does not maintain significant inventories of construction materials, except for work in process materials for homes under construction. Typically, the construction materials used in the Company's operations are readily available from numerous sources. The Company does not have any long-term contracts with suppliers of its building materials. In recent years, the Company has not experienced any significant delays in construction due to shortages of materials or labor.

Marketing and Sales

     The Company markets and sells its homes through commissioned employees and independent real estate brokers. Home sales are typically conducted from sales offices located in furnished model homes used in each subdivision. At March 31, 1998, the Company owned 470 model homes. These models homes generally are not offered for sale until the completion of the respective subdivision. The Company's sales personnel assist prospective homebuyers by providing them with floor plans, price information, tours of model homes and the selection of options and other custom features. Such personnel are trained by the Company and kept informed as to the availability of financing, construction schedules and marketing and advertising plans.

     In addition to using model homes, the Company typically builds a limited number of speculative homes in each subdivision to enhance its marketing and sales activities. Construction of these speculative homes also is necessary to satisfy the requirement of relocated personnel and independent brokers, who often represent homebuyers requiring a completed home within 60 days. A majority of these speculative homes are sold while under construction or immediately following completion. The number of speculative homes is influenced by local market factors, such as new employment opportunities, significant job relocations, growing housing demand and the length of time the Company has built in the market. Depending upon the seasonality of each of its markets, the Company seeks to limit its speculative homes in each subdivision. At March 31, 1998, the Company was operating in 486 subdivisions and averaged 5.2 speculative homes in each subdivision.

     The Company advertises on a limited basis in newspapers and in real estate broker, mortgage company and utility publications, brochures, newsletters and billboards. To minimize advertising costs, the Company attempts to operate in subdivisions in conspicuous locations that permit it to take advantage of local traffic patterns. The Company also believes that model homes play a significant role in its marketing efforts. Consequently, the Company expends significant efforts in creating an attractive atmosphere in its model homes.

     Sales of the Company's homes generally are made pursuant to a standard sales contract which requires a down payment of a minimum of $500. The contract includes a financing contingency which permits the customer to cancel in the event mortgage financing at prevailing interest rates is unobtainable within a specified period, typically four to six weeks, and may include other contingencies, such as the sale of an existing home. The Company includes a home sale in its sales backlog upon execution of the sales contract and receipt of the initial down payment. The Company does not recognize revenue upon the sale of a home until it is closed and title passes. The Company estimates that the average period between the execution of a sales contract for a home and closing is approximately three to five months.

Customer Service and Quality Control

     The Company's operating divisions are responsible for pre-closing, quality control inspections and responding to customers' post-closing needs. The Company believes that prompt and courteous response to homebuyers' needs during and after construction reduces post-closing repair costs, enhances the Company's reputation for quality and service, and ultimately leads to significant repeat and referral business from the real estate community and homebuyers. The Company provides its homebuyers with a limited one-year warranty on workmanship and building materials. The subcontractors who perform most of the actual construction also provide warranties of workmanship to the Company and, generally, are prepared to respond to the Company and homeowner promptly upon request. In most cases, the Company supplements its one-year warranty by purchasing a ten-year limited warranty from a third party. To cover its potential warranty obligations, the Company accrues an estimated amount for future warranty costs.

Customer Financing

     The Company, through two entities, provides mortgage financing services principally to purchasers of homes built and sold by the Company. D.R. Horton Mortgage Company, Ltd., a joint venture formed in 1996 with a third party, presently provides services in Texas, Arizona, North Carolina, South Carolina, Nevada, Colorado and Florida. CH Mortgage, a wholly-owned subsidiary, provides mortgage banking services in Arizona, Colorado, California, Texas and Florida. On a combined basis, related mortgage banking entities provided mortgage financing services for about 35% of the homes closed during the six months ended March 31, 1998. The Company anticipates expanding these mortgage activities to other markets the Company serves.

     In its other markets, the Company currently does not provide mortgage financing, but works with a variety of mortgage lenders that make available to homebuyers a range of conventional mortgage financing programs. By making information about these programs available to prospective homebuyers and maintaining a relationship with such mortgage lenders, the Company is able to coordinate and expedite the entire sales transaction by ensuring that mortgage commitments are received and that closings take place on a timely and efficient basis.

Title Services

     Through its wholly-owned subsidiaries, DRH Title Company of Texas, Ltd., DRH Title Company of Florida, Inc. and Travis County Title Company, the Company serves as a title insurance agent by providing title insurance policies and closing services to purchasers of homes built and sold by the Company in the Dallas/Fort Worth, Austin and Orlando markets. The Company assumes no underwriting risk associated with these title policies.

Employees

     At March 31, 1998, the Company employed 2,199 persons, of whom 608 were sales and marketing personnel, 709 were executive, administrative and clerical personnel, 712 were involved in construction, and 170 worked in mortgage and title operations. Fewer than 25 of the Company's employees are covered by collective bargaining agreements. Some of the subcontractors which the Company uses are represented by labor unions or are subject to collective bargaining agreements. The Company believes that its relations with its employees and subcontractors are good.

Competition

     The single family residential housing industry is highly competitive, and the Company competes in each of its markets with numerous other national, regional and local homebuilders, some of which have greater resources than the Company. The Company's homes compete on the basis of quality, price, design, mortgage financing terms and location.

Regulation and Environmental Matters

     The housing, mortgage and title insurance industries are subject to extensive and complex regulations. The Company and its subcontractors must comply with various federal, state and local laws and regulations including zoning and density requirements, building, environmental, advertising and consumer credit rules and regulations, as well as other rules and regulations in connection with its homebuilding and sales activities. These include requirements as to building materials to be used, building designs and minimum elevation of properties. The Company's homes are inspected by local authorities where required, and homes eligible for insurance or guarantees provided by the FHA and VA, respectively, are subject to inspection by the FHA or VA.

     The Company is also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment ("environmental laws"). The particular environmental laws, which apply to any given homebuilding site, vary greatly according to the site's location, the site's environmental condition and the present and former uses of the site. These environmental laws may result in delays, may cause the Company to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in certain environmentally sensitive regions or areas.

     The Company's internal mortgage activities and title insurance agencies must also comply with various federal and state laws, consumer credit rules and regulations and rules and regulations unique to such activities. Additionally, mortgage loans and title activities originated under the FHA, VA, FNMA and GNMA are subject to rules and regulations imposed by those agencies.


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